Exhibit 10.10
FORM OF UNSECURED NON-CONVERTIBLE DEBENTURE
FORM OF NON-CONVERTIBLE DEBENTURE

THE TRANSFER OF THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN. THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF PAYEE THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
UNSECURED NON-CONVERTIBLE DEBENTURE

PN-	_______, 2010
$_______	COSTA MESA, CALIFORNIA
     1. Principal. For value received, IRVINE SENSORS CORPORATION, a Delaware corporation (“Company”), hereby promises to pay to the order of                                    , an individual (“Payee”), whose address is as set forth below, or such other address as the holder of this Unsecured Non-Convertible Debenture (this “Debenture”) may designate in writing, the principal sum of $                    . This Debenture is part of an offering of Units consisting of Debentures and associated warrants and unsecured convertible debentures being made by the Company (the “Offering”) and the other purchasers of debentures in such Offering are referred to as the “Other Payees”.
     2. Interest.
          (i) Mechanics. This Debenture shall bear simple interest at a rate per annum of 20% of the original principal value of this Debenture, which interest shall accrue and be payable quarterly in arrears and shall be convertible at the election of the Company into shares of the Company’s $0.01 par value Common Stock (“Common Stock”) at a conversion price (the “Conversion Price”) equal to the greater of (a) the fair market value of the Common Stock (as determined in accordance with the rules of The NASDAQ Stock Market, LLC) (the “Market Value”) as of the date of issuance of this Debenture and (b) $0.40 per share (as adjusted for stock splits and recapitalizations). Upon conversion of any accrued interest under this Debenture into Common Stock, the Company will be forever released from all its obligations and liabilities with respect to such accrued interest, including without limitation the obligation to pay the accrued interest that is so converted.
          (ii) Fractional Shares. No fractional shares of capital stock shall be issued upon conversion of any accrued interest owing on this Debenture. In lieu of any fractional share to which Payee would otherwise be entitled, the Company shall pay to Payee the amount of the outstanding accrued interest due that is not so converted, such payment to be in cash or by check.

          (iii) No Rights as Stockholder. Payee understands that Payee shall not have any of the rights of a stockholder with respect to the shares of Common Stock issuable upon conversion of any accrued interest owing under this Debenture, until such accrued interest is converted into capital stock of the Company as provided herein.
          (iv) Conversion Limitation. The Company may not convert the accrued interest of this Debenture in amounts that would result in the sum of (i) the number of shares of Common Stock beneficially owned by the Payee and its affiliates on such conversion date, and (ii) the number of shares of Common Stock issuable upon the conversion of such accrued interest with respect to which the determination of this Section 2(iv) is being made on such conversion date resulting in beneficial ownership by the Payee and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company. For the purposes of this Section 2(iv), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Payee shall not be limited to successive conversions which would result in the aggregate issuance of more than 4.99%. The Payee may revoke the conversion limitation described in this Section 2(iv), in whole or in part, upon 61 days prior notice to the Company. The Payee may allocate which of the equity of the Company deemed beneficially owned by the Payee shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Payee may waive the conversion limitation described in this Section 2(iv) in whole or in part, upon and effective after 61 days prior written notice to the Company to increase such percentage to up to 9.99%. .
     3. Maturity. The principal of this Debenture shall be due and payable in full on the anniversary of the date hereof (the “Maturity Date”).
     4. Prepayment. Subject to the provision set forth in Section 2 above, all payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Payee hereof may from time to time designate in writing to the Company. The Company shall have the right to prepay in cash all or any portion of the principal hereof at any time prior to maturity for an amount equal to 110% of the principal so prepaid.
     5. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 5:
          (i) Splits and Subdivisions. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock into a greater number of shares, then, as of such record date (or the date of such split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased.
          (ii) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the Conversion Price shall be appropriately increased.
          (iii) Reclassification or Reorganization. If the shares of Common Stock issuable upon the conversion of any outstanding accrued interest owing under this Debenture shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a split or subdivision provided for in Section 5(i) above or a combination of shares provided for in Section 5(ii) above), then and in each such event the Payee shall be entitled to receive upon the conversion of any outstanding accrued interest owing under this Debenture the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of shares of Common Stock issuable upon the conversion of the outstanding accrued interest to be converted would have received if such outstanding accrued interest had been converted immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

     6. Default. The Payee shall have the right upon the occurrence of any of the following events to declare an event of default and elect to accelerate the amount owing hereunder (individually, an “Event of Default” and collectively, “Events of Default”):
          (v) the termination of existence of Company, whether by dissolution or otherwise, or the appointment of a receiver or custodian for the Company or any part of its property if such appointment is not terminated or dismissed within thirty (30) days;
          (vi) the institution against Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing;
          (vii) the commencement by Company of any voluntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally;
          (viii) the failure to pay interest on the Debenture in accordance with Section 2 hereunder; or
          (v) an assignment by Company for the benefit of its creditors or an admission in writing by the Company of its inability to pay its debts as they become due.
     7. Cumulative Rights. No delay on the part of Payee in the exercise of any power or right under this Debenture shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the Payee of any right or remedy for the payment hereof shall not constitute any election by the Payee of remedies so as to preclude the exercise of any other remedy available to the Payee.
     8. Waivers. Except as otherwise set forth in this Debenture, the Company, for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection.
     9. Modifications in Writing. No waiver or modification of any of the terms or provisions of this Debenture shall be valid or binding unless set forth in a writing signed by the Company and Payee, and then only to the extent therein specifically set forth.
     10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient, if not, then on the next business day; (iii) one (1) business day after deposit with a nationally recognized overnight courier designating next business day delivery; or (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be sent to the address or facsimile number as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.
     11. Entire Agreement; Severability. This Debenture constitutes the full and entire understanding, promise and agreement between the Company and Payee with respect to the subject matter hereof, and it supersedes, merges and renders void every other prior written and/or oral understanding, promise or agreement between the Company and Payee. If one or more provisions of this Debenture are held to be unenforceable under applicable law, such provision shall be excluded from this Debenture, the balance of the Debenture shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that replaces the excluded provision and that most nearly effects the parties’ intent in entering into this Debenture.

THIS DEBENTURE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
     12. Governing Law. This Debenture is being executed and delivered and is intended to be performed, in the State of California, and the laws of such state shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.
     13. Headings. The headings of the paragraphs of this Debenture are inserted for convenience only and shall not be deemed to constitute a part hereof.
     14. Successors and Assigns. All of the promises and agreements in this Debenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not; provided, however, that the Company may not, without the prior written consent of Payee, assign any rights, duties, or obligations under this Debenture.
     15. Counterparts. This instrument may be executed in counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signatures appear on the following page.]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first set forth above.

COMPANY: IRVINE SENSORS CORPORATION
By:
	Name:	John J. Stuart, Jr.
	Title: Address:	Chief Financial Officer 3001 Red Hill Ave. Costa Mesa, CA 92626
	Fax No.:	714-444-8773

ACKNOWLEDGED AND AGREED:
PAYEE:
Acknowledgement contained in the Omnibus
Signature Page in the Subscription Agreement
Name:
Address:
[Signature Page — Unsecured Non-Convertible Debenture]